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                                                                   Exhibit 3.162

                            ARTICLES OF AMENDMENT OF
                         TUCKER EMERGENCY SERVICES, P.C.

Pursuant to O.C.G.A. Section 14-2-1006 of the Georgia Business Corporation Code, Tucker Emergency Services, P.C., a Georgia Professional Corporation, hereby submits the following Articles of Amendment:

1. The name of the corporation is Tucker Emergency Services, P.C.

2. The First Article of the Articles of Incorporation is deleted in its entirety and hereby amended to read as follows:

                                       "1.

The name of the corporation is: Tucker Emergency Services, Inc."

3. The Eleventh Article of the Articles of Incorporation is deleted in its entirety and hereby amended to read as follows:

                                      "11.

This Corporation is organized pursuant to the Georgia Business Corporation Code, and shall be governed by the provisions of the Georgia Business Corporation Code."

4. Pursuant to O.C.G.A. Section 14-2-1002, the foregoing Amendment was adopted by the sole Shareholder and Director on 12/31, 1997.

IN WITNESS WHEREOF, Tucker Emergency Services, P.C., has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers on this 31 day of December, 1997.

                                        TUCKER EMERGENCY SERVICES, P.C.


                                        By /s/ Eric Deal
                                           -------------------------------------
                                           Eric Deal, D.O., President

                                           (CORPORATE SEAL)


ATTEST


/s/ Sherice Deal
-------------------------------------
Secretary

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                            CONSENT TO ACTION OF THE
                           SHAREHOLDER AND DIRECTOR OF
                         TUCKER EMERGENCY SERVICES, P.C.

I, the undersigned, being the sole Shareholder and the duly elected Director of Tucker Emergency Services, P.C., a Georgia Professional Corporation, hereby consent to the following action in lieu of a meeting of the Shareholder and Board of Directors, pursuant to Section 14-2-821 and Section 14-2-704 of the Georgia Business Corporation Code:

1. The Articles of Incorporation of the Corporation are to be amended by deleting the First Article in its entirety and substituting in its place:

                                       "1.

The name of the Corporation is: Tucker Emergency Services, Inc."

2. The Articles of Incorporation of the Corporation are to be amended by deleting the Eleventh Article in its entirety and substituting in its place:

                                      "11.

This Corporation is organized pursuant to the Georgia Business Corporation Code, and shall be governed by the provisions of the Georgia Business Corporation Code."

Dated 12/31, 1997


                                        /s/ Eric Deal
                                        ----------------------------------------
                                        Eric Deal, D.O.,
                                        Shareholder and Director


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                  CERTIFICATE REGARDING REQUEST FOR PUBLICATION
                      OF NOTICE OF CHANGE OF CORPORATE NAME

I, the undersigned, am the attorney for the corporation, and thus authorized to act on behalf of Tucker Emergency Services, P.C., a Georgia Professional Corporation.

I hereby verify that:

A request for publication of a notice of intent to file Articles of Amendment to change the name of the corporation has been delivered to the Secretary of State. The request for publication of such notice will be mailed or delivered to The Atlanta Jewish Times on December 31, 1997 and payment will be made as required by Section 14-2-1006.1 of the Official Code of Georgia Annotated.

So, CERTIFIED, this 31st day of December, 1997.


/s/ Claire A. Mattson                 (SEAL)
-------------------------------------
Claire A. Mattson, Attorney for
Tucker Emergency Services, P.C.


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                            ARTICLES OF INCORPORATION
                                       OF
                         TUCKER EMERGENCY SERVICES, P.C.

                                       1.

The name of the corporation shall be:

TUCKER EMERGENCY SERVICES, P.C.

                                       2.

The initial registered off ice of the Corporation shall be at Six Piedmont Center, Suite 720, Atlanta, Georgia 30305. The registered agent of the Corporation at such address shall be George M. Fox. The name and address of the incorporator is George M. Fox.

                                       3.

The purpose of the corporation is: to conduct the practice of the profession of osteopathic medicine, specializing in emergency medicine, traumatic medicine and cardiology, but also including the practice of all other related medical practices and procedures; to furnish related laboratory and clinical services; to own, hold, and lease such real and personal property as will be useful to the successful operation of the foregoing activities; and to perform such other related activities as may be necessary or appropriate for the better accomplishment of the purposes herein set forth.

                                       4.

The Corporation shall issue shares of stock in the manner prescribed by the Articles of Incorporation and by the By-Laws of the Corporation. The Corporation shall have authority to issue not more than 100,000 shares with par value of $1.00 per share. The Corporation shall not commence business until it shall have received not less than $500.00 in payment for the issuance of such shares of stock. All such common stock issued shall be fully paid and nonassessable, and shall have such value as stated in the By-Laws of the Corporation. No shareholder shall sel1, assign, pledge, transfer or otherwise dispose of (whether by operation of law or otherwise) his stock in the Corporation without complying with such restrictions, if any, as may be set forth in the By-Laws of the Corporation.

                                       5.

The corporation shall be managed by a Board of Directors initially consisting of one member, who shall be:

                                  Eric A. Deal
                              846 Holly Hedge Road


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                          Stone Mountain, Georgia 30083

                                       6.

The Corporation shall have perpetual duration and shall have continuity of life.

                                       7.

The Board of Directors may, from time to time, and in its discretion, distribute to the shareholders out of the capital surplus of the Corporation a portion of the assets, in cash or property.

                                       8.

None of the holders of shares shall have any preemptive rights or be entitled as a matter of right to purchase, subscribe for or otherwise acquire: any new or additional shares of stock of the Corporation of any class; or any options or warrants to purchase, subscribe for or otherwise acquire any indebtedness or other securities convertible into or carrying options; or warrants to purchase, subscribe for or otherwise acquire such new or additional shares.

                                       9.

It is contemplated that the stockholders shall be employees of the Corporation and subject to its management and control in the same manner as other employees, notwithstanding their ownership of shares in the Corporation.

                                       10.

The Corporation shall be authorized, upon the adoption of a resolution by the Board of Directors, to purchase its own shares from the unreserved and unrestricted capital surplus available therefor.

                                       11.

This Corporation is organized pursuant to the Georgia Business Corporation Code, and shall be governed by the provisions of the Georgia Professional Corporation Act.


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IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation.

                                        GEORGE M. FOX, P.C.


                                        By: /s/ George M. Fox
                                            ------------------------------------
                                            GEORGE M. FOX

Six Piedmont Center - Suite 720
3252 Piedmont Road, N.E.
Atlanta, Georgia 30305
(404) 266-0700


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                   CONSENT TO APPOINTMENT AS REGISTERED AGENT

TO: Secretary of State
    Ex-Officio Corporation Commissioner
    State of Georgia

     I, GEORGE M. FOX, hereby consent to serve as registered agent for TUCKER EMERGENCY SERVICES, P.C.

     Dated July 13, 1998.


                                        /s/ George M. Fox
                                        ----------------------------------------
                                        GEORGE M. FOX

Address of registered agent:

Six Piedmont Center, Suite 720
3525 Piedmont Road, N.E.
Atlanta, Georgia 30305


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